EXHIBIT 99.1

QXO Announces Cash Tender Offers and Consent Solicitations for Any and All of TopBuild Corp.’s 4.125% Senior Notes due 2032 and 5.625% Senior Notes due 2034

GREENWICH, Conn. – May 29, 2026 – QXO, Inc. (“QXO”) (NYSE: QXO) today announced that, in connection with its pending acquisition of TopBuild Corp. (“TopBuild”), it has commenced, through its wholly-owned subsidiary Titanium MergerCo, Inc., a Delaware corporation (the “Company”), tender offers (collectively, the “Tender Offers”) to purchase for cash any and all of the outstanding (i) 4.125% Senior Notes due 2032 (the “2032 Notes”) and (ii) 5.625% Senior Notes due 2034 (the “2034 Notes” and, together with the 2032 Notes, the “Notes”) of TopBuild.

In connection with the Tender Offers, the Company is also soliciting (collectively, the “Consent Solicitations”) from holders of the Notes consents (the “Consents”) to certain proposed amendments to the indenture, dated as of October 14, 2021 (the “2032 Notes Indenture”), which governs the 2032 Notes, and certain proposed amendments to the indenture, dated as of September 25, 2025 (the “2034 Notes Indenture” and together with the 2032 Notes Indenture, the “Indentures”), which governs the 2034 Notes, to (i) eliminate the requirement to make a “Change of Control Offer” for the related Notes in connection with QXO’s acquisition of TopBuild and future transactions, (ii) eliminate substantially all of the restrictive covenants in the applicable Indenture and the Notes, (iii) eliminate certain conditions to legal defeasance and covenant defeasance in the applicable Indenture and the Notes and (iv) eliminate all events of default other than events of default relating to the failure to pay principal of and interest on the Notes (collectively, the “Proposed Amendments”). The terms and conditions of the Tender Offers and Consent Solicitations are described in an Offer to Purchase and Consent Solicitation Statement, dated May 29, 2026 (the “Offer to Purchase and Consent Solicitation Statement”). The following table summarizes the material pricing terms of the Tender Offers.

CUSIP/ISIN*	Title of Notes	Aggregate Principal Amount Outstanding	Tender Offer Consideration(1)(2)	Early Tender Payment(1)(3)	Total Tender Offer Consideration(1)(2)
CUSIP: 89055F AC7/ U8900U AC8 ISIN: US89055FAC77/ USU8900UAC81	4.125% Senior Notes due 2032	US$500,000,000	$961.25	$50.00	$1,011.25
CUSIP: 89055F AD5/ U8900U AD6 ISIN: US89055FAD50/ USU8900UAD64	5.625% Senior Notes due 2034	US$750,000,000	$961.25	$50.00	$1,011.25

(1)	Per $1,000 principal amount of Notes tendered and accepted for purchase.
(2)	Does not include accrued and unpaid interest from the last date on which interest has been paid to, but excluding, the Settlement Date (as defined in the Offer to Purchase and Consent Solicitation Statement) that will be paid on the Notes accepted for purchase.
(3)	Included in the Total Tender Offer Consideration for Notes tendered at or prior to the Early Tender Deadline (as defined below) that are not validly withdrawn at or prior to the Withdrawal Deadline and are accepted for purchase.
*	CUSIPs and ISINs are provided for the convenience of Holders. No representation is made as to the correctness or accuracy of such numbers.

The Tender Offers and Consent Solicitations will expire at 5:00 p.m., New York City time, on June 29, 2026, unless extended or earlier terminated by the Company (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offers, holders of Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on June 11, 2026 (such date and time, as it may be extended, the “Early Tender Deadline”), not validly withdrawn on or prior to 5:00 p.m., New York City time, on June 11, 2026 (such date and time, as it may be extended, the “Withdrawal Deadline”) and accepted for purchase pursuant to the Tender Offers will be eligible to receive the Total Tender Offer Consideration set forth in the table above, which includes the Early Tender Payment set forth in the table above. Holders of Notes tendering their Notes after the Early Tender Deadline and on or prior to the Expiration Date will only be eligible to receive the Tender Offer Consideration set forth in the table above, which is the Total Tender Offer Consideration less the Early Tender Payment.

In addition, holders of all Notes validly tendered and accepted for purchase pursuant to the Tender Offers will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but excluding, the Settlement Date.

In order for the Proposed Amendments to be adopted for either series of Notes, Consents must be received in respect of at least a majority of the aggregate principal amount of such series of Notes then outstanding (excluding any Notes owned by TopBuild, the guarantors of such Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with TopBuild or the guarantors of such Notes) (the “Requisite Consents”). Assuming receipt of the Requisite Consents, TopBuild expects to execute and deliver a supplemental indenture to each Indenture giving effect to the Proposed Amendments (each, a “Supplemental Indenture”), promptly following the receipt of the Requisite Consents. Each Supplemental Indenture will become effective upon execution, but will provide that the applicable Proposed Amendments will not become operative until the Company accepts for purchase the Notes satisfying the Requisite Consents in the Tender Offers.

The consummation of the Tender Offers and Consent Solicitations for the Notes of either series are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including, among other things, the substantially concurrent consummation of the acquisition of TopBuild on terms and conditions set forth in the Agreement and Plan of Merger, dated as of April 18, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among QXO, the Company, Titanium MergerCo 2, LLC and TopBuild.

Any Notes validly tendered and related Consents validly delivered may be withdrawn or revoked from the applicable Tender Offers and the Consent Solicitations on or prior to the Withdrawal Deadline. Any Notes validly tendered and related Consents validly delivered on or prior to the Early Tender Deadline that are not validly withdrawn or validly revoked prior to the Withdrawal Deadline may not be withdrawn or revoked thereafter, except as

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required by law. In addition, any Notes validly tendered and related Consents validly delivered after the Withdrawal Deadline may not be withdrawn or revoked, except as required by law.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Morgan Stanley & Co. LLC is the dealer manager and solicitation agent (the “Dealer Manager”) in the Tender Offers and Consent Solicitations. D.F. King & Co., Inc. has been retained to serve as both the information and tender agent (the “Information and Tender Agent”) for the Tender Offers and Consent Solicitations. Questions regarding the Tender Offers and Consent Solicitations should be directed to the Dealer Manager at (800) 624-1808 (Toll-Free) or (212) 761-1057 (Collect Number). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to D.F. King & Co., Inc. at topbuild@dfking.com (email), (866) 796-6867 (U.S. Toll-Free) or (646) 698-8770 (Banks and Brokers).

None of QXO, the Company, its boards of directors, TopBuild, the guarantors of the Notes, the Dealer Manager, the Information and Tender Agent, the Trustee under each Indenture, or any of their affiliates, makes any recommendation as to whether holders of the Notes should tender any Notes in response to the Tender Offers and Consent Solicitations. The Tender Offers and Consent Solicitations are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offers and Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers and Consent Solicitations are required to be made by a licensed broker or dealer, the Tender Offers and Consent Solicitations will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About QXO

QXO, Inc. (NYSE: QXO) is the largest publicly traded distributor of roofing, waterproofing, and related products and the second largest publicly traded distributor of lumber and building materials in North America. QXO is the fastest growing company in the $800 billion building products distribution industry and plans to become the tech-enabled leader by delivering best-in-class customer satisfaction and outsized returns for its shareholders. The company is targeting $50 billion in annual revenues within the next decade through accretive acquisitions and organic growth. Visit www.qxo.com for more information.

Forward-Looking Statements

This communication contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals, the expected timing of the closing of the proposed acquisition, the anticipated benefits of the proposed acquisition, including synergies, and expected future financial position, total addressable market, positions in building product verticals and results of operations, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results

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to differ materially from those described herein include, among others: (i) the risk that the proposed acquisition of TopBuild may not be completed on the anticipated terms in a timely manner or at all; (ii) the failure to satisfy any of the conditions to the consummation of the proposed acquisition, including the risk that the required shareholder approvals may not be obtained; (iii) the effect of the pendency of the proposed acquisition on each of QXO’s and TopBuild’s business relationships with employees, customers, or suppliers, or on operating results or the businesses generally; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the acquisition agreement for TopBuild, including circumstances that require the payment of a termination fee; (v) the possibility that the proposed acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events, significant transaction costs or unknown liabilities; (vi) potential litigation and/or regulatory action relating to the proposed acquisition; (vii) the risk that the anticipated benefits of the proposed acquisition may not be fully realized or may take longer to realize than expected; (viii) the impacts of legislative, regulatory, economic, competitive or technological changes; (ix) QXO’s ability to finance the proposed acquisition; (x) unknown liabilities and uncertainties regarding general economic, market sector, competitive, legal, regulatory, tax and geopolitical conditions; and (xi) those risks and uncertainties set forth in QXO’s and TopBuild’s filings with the Securities and Exchange Commission (the “SEC”), including each company’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, and a Registration Statement on Form S-4 filed by QXO with the SEC on May 18, 2026 in connection with the proposed transaction. Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. Neither QXO nor TopBuild undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Media Contact

Joe Checkler

joe.checkler@qxo.com
203-609-9650

Investor Contact

Mark Manduca
mark.manduca@qxo.com
203-321-3889

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